                                                                     Exhibit 11


                              Unitrode Corporation

           Computation of Primary and Fully Diluted Earnings per Share


Three months ended                                     July 27, 1996    July 29, 1995
- -------------------------------------------------------------------------------------
Net income                                               $ 4,707,112      $ 4,174,458
                                                         ===========      ===========

Primary earnings per share:
- ---------------------------
Weighted average of common shares outstanding             11,510,311       11,414,307
Equivalent shares arising from the assumed
  exercise of stock options                                  327,436          400,364
                                                         -----------      -----------
Weighted average of common and common
  equivalent shares outstanding                           11,837,747       11,814,671
                                                         ===========      ===========

Net income                                               $       .40      $       .35
                                                         ===========      ===========

Fully diluted earnings per share:
- ---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                        11,837,747       11,814,671
Incremental shares to reflect full
  dilution                                                        --(1)        65,317(1)
                                                         -----------      -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                11,837,747       11,879,988
                                                         ===========      ===========

Net income                                               $       .40      $       .35
                                                         ===========      ===========



- ----------

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


                                                                     Exhibit 11

                              Unitrode Corporation

               Computation of Primary and Fully Diluted Earnings per Share


Six months ended                                       July 27, 1996    July 29, 1995
- -------------------------------------------------------------------------------------
Net income                                               $ 9,968,528      $ 7,973,292
                                                         ===========      ===========

Primary earnings per share:
- ---------------------------
Weighted average of common shares outstanding             11,494,420       11,552,078
Equivalent shares arising from the assumed
  exercise of stock options                                  351,981          380,546
                                                         -----------      -----------
Weighted average of common and common
  equivalent shares outstanding                           11,846,401       11,932,624
                                                         ===========      ===========


Net income                                               $       .84      $       .67
                                                         ===========      ===========

Fully diluted earnings per share:
- ---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                        11,846,401       11,932,624
Incremental shares to reflect full
  dilution                                                        --(1)        53,375(1)
                                                         -----------      -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                11,846,401       11,985,999
                                                         ===========      ===========

Net income                                               $       .84      $       .67
                                                         ===========      ===========


- ----------

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
